Exhibit 99.1

CINEDIGM CLOSES $19 MILLION NEW AND EXPANDED LINE OF CREDIT FINANCING

LOS ANGELES—April 2, 2018 - Cinedigm Corp. (NASDAQ: CIDM) (the “Company” or “Cinedigm”) today announced that on March 30, 2018, it entered into a credit facility with East West Bank consisting of a maximum of $19,000,000 in revolving loans at any one time outstanding having a maturity date of March 31, 2020 which may be extended for two successive periods of one year each at the sole discretion of East West Bank so long as certain conditions are met.

“We are pleased to have closed this expanded credit facility, further strengthening our balance sheet and adding working capital to support our key business initiatives,” said Chris McGurk, Chairman and CEO, Cinedigm. “East West Bank’s EVP Bennett Pozil, FVP Everardo Gomez and their team are excellent new business partners to help support and build our business and we very much look forward to working with them.”

“The completion of this new and expanded $19 million credit facility with East West Bank is particularly timely and important given our new content distribution and OTT channel initiatives in China and the U.S. spurred by the recent majority investment in Cinedigm by Bison Capital, a leading Chinese investment company,” said Cinedigm Chief Financial Officer Jeffrey Edell. “East West Bank, with its strong relationships and presence in China, the rest of Asia and North America, aligns perfectly with Cinedigm to support our current business and potentially provide opportunities for additional financial support as we grow.”

The proceeds of the Credit Facility will be used for the acquisition and/or distribution of content, the payment of interest and fees, working capital needs and general corporate purposes and repayment of the Company’s existing revolving credit facility.

About Cinedigm

Cinedigm powers custom content solutions to the world’s largest retail, media and technology companies. The company provides premium feature films and series to digital platforms including iTunes, Netflix, and Amazon, cable and satellite providers including Comcast, Dish Network and DirecTV, and major retailers including Walmart and Target. Leveraging Cinedigm’s unique capabilities, content and technology, the company has emerged as a leader in the fast-growing over-the-top (OTT) channel business, currently with four channels under management that reach hundreds of millions of devices, while also providing premium content and service expertise to the entire OTT ecosystem. Learn more about Cinedigm at www.cinedigm.com.

In November 2017, Bison Capital became the beneficial owner of the majority of Cinedigm’s outstanding Class A Common Stock. Bison Capital is a Hong Kong-based investment company with a focus on the media and entertainment, healthcare and financial service industries. Founded by Mr. Peixin Xu in 2014, Bison Capital has made multiple investments in film and TV production, film distribution and entertainment-related mobile Internet services.

Cinedigm is now working closely with Bison Capital to develop plans and forge partnerships to release entertainment content and develop OTT channels in China while, reciprocally, releasing Chinese content and new OTT channels in North America.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “might,” “believes,” “seeks,” “estimates” or similar expressions. In addition, any statements concerning completion of the transactions described in this document, future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contacts

Cinedigm
Jill Newhouse Calcaterra
310-466-5135
jcalcaterra@cinedigm.com